Exhibit 10.6

FIRST AMENDMENT

TO THE

RUDDICK CORPORATION 2011 INCENTIVE COMPENSATION PLAN

By the authority granted the undersigned officer of Harris Teeter Supermarkets, Inc. (f/k/a Ruddick Corporation), this First Amendment to the Ruddick Corporation 2011 Incentive Compensation Plan (“Plan”) is hereby adopted and approved as follows:

1.	The first sentence of the first paragraph Section 1 of the Plan shall be amended and restated in its entirety as follows:

The Harris Teeter Supermarkets, Inc. 2011 Incentive Compensation Plan (f/k/a Ruddick Corporation 2011 Incentive Compensation Plan) is intended to secure for the Company, its Related Companies and its shareholders the benefits arising from ownership of the Company’s common stock by the employees of the Company and its Related Companies and by the directors of the Company, all of whom are and will be responsible for the Company’s future growth.

2.	Section 2(i) of the Plan shall be amended and restated in its entirety as follows:

(i) “Company” means Harris Teeter Supermarkets, Inc. (f/k/a Ruddick Corporation), and its successors or assigns.

3.	Section 2(cc) of the Plan shall be amended and restated in its entirety as follows:

(cc) “Plan” means this Harris Teeter Supermarkets, Inc. Incentive Compensation Plan, as it may be amended from time to time.

IN WITNESS WHEREOF, this First Amendment to the Ruddick Corporation 2011 Incentive Compensation Plan is adopted effective April 2, 2012.

HARRIS TEETER SUPERMARKETS, INC.

By: /S/ JOHN B. WOODLIEF

John B. Woodlief, Executive Vice President
and Chief Financial Officer